Exhibit 10.9

DATED 16 AUGUST, 1996

LLOYDS BANK S.F. NOMINEES LIMITED

-to-

FOURTH SHIFT (UK) LIMITED

LEASE

-of-

land and premises situate at
and known as

Wellington House Worton Grange Imperial Way Reading

TERM COMMENCES:	24 June 1996

FOR YEARS:	10

EXPIRES:	23 June 2006

Table of Contents

Clause	Heading

1	Definitions

2	Demise and Rents

3	Tenant’s Covenants

3.1	To pay rent

3.2	To pay interest on overdue monies

3.3	To pay outgoings

3.4	To pay share of cost of common facilities

3.5	To service fixed equipment

3.6	To repair

3.7	To decorate exterior

3.8	To decorate interior

3.9	To clean and treat surfaces

3.10	To keep premises clean and tidy

3.11	To comply with notices to repair

3.12	To permit entry

3.13	To insure plate glass

3.14	Not to introduce dangerous things

3.15	Benefit of other insurances and Insurers’ requirements

3.16	Not to overload

3.17	Not to harm drains

3.18	User

3.19	Regulations

3.20	To obtain permission for signs

i

3.21	Not to make alterations

3.22	Not to prejudice easements

3.23	Not to make claims

3.24	Alienation

3.25	Registration

3.26	To pay Landlord’s costs

3.27	To observe statutory requirements

3.28	Planning

3.29	To inform Landlord of notices

3.30	To inform Landlord of contaminants defects and to indemnify

3.31	To permit reletting notices

3.32	Applications for consent

3.33	To observe covenants

3.34	To remedy breaches by underlessees

3.35	Yielding up

3.36	Telecommunications Act 1984

3.37	To pay VAT

3.38	Reimbursement of VAT

4	Landlord’s Covenants

4.1	Quiet enjoyment

4.2	To insure

4.3	To provide services

5	Provisos

5.1	Forfeiture

5.2	No implied easements

5.3	No restrictions on adjoining property

5.4	No compensation

5.5	Cesser of rent

5.6	Notices

5.7	Exclusion of S.62 LPA

5.8	Representation

6	Rent review

6.1	Date of review

6.2	Valuation

6.3	Arbitration

6.4	Upwards only

6.5	Payment after Date of Review

6.6	Statutory restrictions

6.7	Memorandum

6.8	Time not of essence

The First Schedule before referred to Particulars of the Demised Premises

The Second Schedule before referred to Easements and other rights Included In the demise

The Third Schedule before referred to Exceptions and Reservations out of the demise

The Fourth Schedule before referred to Documents which affect or relate to the Demised Premises

The Fifth Schedule before referred to Service Charge Part I

Part 11 (Worton Court)

1	Services

Part II (Worton Court)

2	Expenses

Part III (The Estate)

1	Services

Part III (The Estate)

2	Expenses

The Sixth Schedule before referred to Guarantee

This Lease made the 16th day of August One thousand nine hundred and ninety-six between

(1)           Lloyds Bank S.F. Nominees Limited (Company Number 312901) whose registered office is at PO Box 668 48 Chiswell Street London EC1Y 4GR (hereinafter called the Landlord); and

(2)           Fourth Shift (UK) Limited (Company Number 2579692) whose registered office is at 10/11 Magellan Terrace, Gatwick Road, Crawley, West Sussex RH10 2PJ (hereinafter called the Tenant).

Witnesseth as follows:

1              Definitions

1.1          In this Lease unless there be something in the subject or context inconsistent therewith:

1.1.1        Where there are two or more persons included in the expression the Tenant covenants contained in this Lease which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally;

1.1.2        Any reference to an Act of Parliament shall include any modification extension or reenactment thereof for the time being in force and shall also include all instruments orders plans regulations permissions and directions for the time being made issued or given thereunder or deriving validity therefrom;

1.1.3        Any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

1.1.4        The titles or headings appearing in this Lease are for reference only and shall not affect the construction hereof;

1.1.5        Any reference to Value Added Tax shall include any tax of a similar nature that may be substituted for or levied in addition to it;

1.2          The expressions following shall have the meanings hereinafter mentioned (that is to say):

1.2.1        the Landlord shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.2.2        the Tenant shall include its successors in title and in the case of an individual shall include his personal representatives;

1.2.3        the Term means the term of years hereby granted together with any statutory continuation thereof (whether under an Act of Parliament or by the Tenant holding over) but for the avoidance of doubt does not include any renewal of the Lease pursuant to Part II of the Landlord and Tenant Act 1954 as amended;

1.2.4        this Lease means this lease and any document which is supplemental hereto or which is collateral herewith or which is entered into pursuant to or in accordance with the terms hereof;

1.2.5        the Demised Premises means the land and premises described in the First Schedule hereto and each and every part thereof together with the appurtenances thereto belonging and together also with any buildings and erections and each and every part thereof now or hereafter erected or in the course of erection thereon or on any part thereof together with all additions alterations and improvements thereto which may be carried out during the Term and shall also include all landlord’s fixtures and fittings from time to time in and about the same;

1.2.6        Conduits means all sewers drains pipes gulleys gutters ducts flues watercourses channels subways wires cables and other conducting media of whatsoever nature;

1.2.7        Adjoining Property means any neighbouring or adjoining land or property (including the Estate) in which the Landlord or a company in the same group as the Landlord within the meaning of Section 42 of the Landlord and Tenant Act 1954 or any person holding on trust for the Landlord has a freehold or leasehold interest whether in possession or in reversion or in which during the Term the Landlord or a company in the same group as aforesaid shall have acquired a freehold or leasehold interest whether in possession or reversion;

1.2.8        the Insured Risks means fire lightning earthquake explosion aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom riot and civil commotion and malicious damage storm or tempest bursting or overflowing of water tanks apparatus or pipes flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be required by the Landlord (subject in all cases to such exclusions and limitations as may be imposed by the Insurers) and Insured Risk means any of them;

1.2.9        the Loss of Rent means the loss of the Service Charge and the loss of rent First reserved and for the time being payable hereunder and any Value Added Tax chargeable in respect thereof for such period (being not less than three years) as may reasonably be required by the Landlord having regard to the likely period required for reinstatement in the event of both partial and total destruction in an amount which would take into account the Landlord’s estimate of the potential increases in rent in accordance with the rent review provisions hereinafter contained and any Value Added Tax chargeable in respect thereof;

1.2.10      the Full Cost of Reinstatement shall mean the costs (including the cost of shoring up demolition and site clearance Architects’ Surveyors’ and other professional fees) and Value Added Tax which would be likely to be incurred in or as a result of rebuilding or reinstating the Demised Premises in accordance with the requirements of this Lease at the time when such rebuilding or reinstatement is likely to take place having regard to all relevant factors including any increases in building costs expected or anticipated to take place at any time up to the date upon which the Demised Premises shall be fully rebuilt or reinstated and shall be determined by the Landlord;

1.2.11      the Insurers means the Insurance Office or underwriters with whom the insurance cover referred to in Clause 4(2) hereof is effected;

1.2.12      the Planning Acts means Town and Country Planning Act 1990; Planning (Listed Buildings and Conservation Areas) Act 1990; Planning (Hazardous Substances) Act 1990; and Planning (Consequential Provisions) Act 1990;

1.2.13      1995 Act means the Landlord and Tenant (Covenants) Act 1995;

1.2.14      the Prescribed Rate means a rate of interest being four per centum per annum over the Base Rate from time to time of Lloyds Bank PLC or over such other comparable rate as may from time to time replace the same or over such other comparable rate as the Landlord may from time to time reasonably require;

1.2.15      the Business Hours means the hours of eight, am to six pm on weekdays excluding Bank and Public Holidays;

1.2.16      the Estate means the estate known as Worton Grange Estate at Imperial Way Reading in the Royal County of Berkshire which is for the purpose of identification only shown edged blue on Plan B (as the same may be extended and/or reduced from time to time) together with the buildings and structures for the time being thereon (as so extended and/or reduced);

1.2.17      the Estate Areas means and includes roadways footpaths landscaped areas car and/or lorry parks drainage signage and structures for signage and/or fire-fighting ponds or lakes or balancing ponds and other areas of the Estate which are for the time being available by the Landlord for the common use or enjoyment of the tenants of the Estate (whether or not including the Tenant) but excluding in every case the Worton Court Areas;

1.2.18      the Service Charge means the service charge as provided in the Fifth Schedule hereto:

1.2.19      Worton Court means all that part of the Estate which is for the purpose of identification only shown edged green on Plan A (as the same may be extended and/or reduced from time to time) together with the buildings and structures for the time being thereon (as so extended and/or reduced);

1.2.20      Worton Court Areas means and includes roadways footpaths landscaped areas car and/or lorry parks service yards drainage refuse areas and other areas of Worton Court which are for the time being made available by the Landlord for the common use or enjoyment of the Landlord’s tenants of Worton Court (whether or not including the Tenant);

1.2.21      Plan A and Plan B mean the respective plans marked A and B annexed hereto.

2              Demise and Rents

The Landlord HEREBY DEMISES unto the Tenant ALL THAT the Demised Premises TOGETHER WITH the easements and other rights contained or referred to in the Second Schedule hereto EXCEPT AND RESERVING as mentioned in the Third Schedule hereto TO HOLD the same SUBJECT (a) to all rights easements quasi-easements and privileges to which the Demised Premises are or may be subject and (b) to and (in so far as the Landlord has power to grant the same) with the benefit of the provisions contained or referred to in the documents referred to in the Fourth Schedule hereto unto the Tenant from and including the 24th day of June One thousand nine hundred and ninety-six for a TERM of TEN YEARS YIELDING AND PAYING therefor during the Term and in proportion for any less time than a year without any deduction or set-off FIRST from the 1st day of August 1996 to the 12th day of September 1997 the rent of one peppercorn (if demanded) and from the (13th day of September 1997 the clear YEARLY RENT of TWO HUNDRED AND THIRTY EIGHT THOUSAND AND EIGHTY POUNDS (£238,080) (subject to variation as hereinafter mentioned) to be paid by Banker’s Order (if the Landlord so requires) in advance by equal quarterly payments on the usual Quarter Days (namely the Twenty-fifth day of March the Twenty-fourth day of June the Twenty-ninth day of September and the Twenty-fifth day of December) clear of all deductions whatsoever the first of such payments in respect of the period from the 13th day of September One thousand nine hundred and ninety-seven to the 28th day of September One thousand nine hundred and ninety-seven to be made on the 13th day of September One thousand nine hundred and ninety-seven SECONDLY by way of additional rent on demand the moneys referred to in Clause 3(2) hereof THIRDLY by way of additional rent on demand and on an indemnity basis all proper costs losses charges and expenses which the Landlord may properly from time to time suffer or incur whether in connection with or procuring the remedying of any breach by the Tenant of any of the covenants on the part of the Tenant contained in this Lease AND FOURTHLY by way of additional rent on demand all sums which the Landlord may from time to time pay in respect of insurance pursuant to its covenant contained in this Lease and insurance in respect of property owners’ liability and third party liability in connection with the Demised Premises together with the cost of any professional valuation of the Demised Premises which may be property required by the Landlord for the purposes of complying with its covenant in respect of insurance contained in this Lease AND FIFTHLY by way of additional rent the Service Charge payable in the manner set out in the Fifth Schedule hereto.

3              Tenant’s Covenants

The Tenant HEREBY COVENANTS with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:

3.1          To pay rent

To pay the rents hereinbefore reserved at the times and in the manner aforesaid without any deduction or set-off;

3.2          To pay interest on overdue monies

That without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord if any sum payable under this Lease shall not be received on the due date to pay on demand to the Landlord interest thereon at the Prescribed Rate from the date when the same became due until payment thereof is received (as well after as before any judgment);

3.3          To pay outgoings

To bear pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Demised Premises or upon the owner or occupier in respect thereof Provided always that the foregoing shall not extend to payment of any tax payable only as a direct result of any dealing by the Landlord with its reversionary interest in the Demised Premises;

3.4          To pay share of cost of common facilities

To pay a fair and proper contribution towards the cost and expense of constructing repairing rebuilding renewing lighting cleansing and maintaining all things the use of which is common to or capable of being used in common with the Demised Premises and other premises such contribution to be assessed by the Landlord’s Surveyors and shall in default of payment on demand be recoverable as rent in arrear;

3.5          To service fixed equipment

At the cost of the Tenant to enter into and to comply with the terms of contracts with persons of repute previously approved in writing by the Landlord for the regular maintenance inspection care and servicing of any lifts boilers central heating or air-conditioning apparatus fire alarms and other plant or equipment provided by the Landlord from time to time in and about the Demised Premises;

3.6          To repair

At all times during the Term to put and keep the Demised Premises and the Conduits (to the extent that they serve exclusively the Demised Premises) in good and substantial repair and condition and to maintain renew and replace the same (damage by the Insured Risks excepted unless payment of any insurance moneys be refused in whole or in part by reason of or arising out of any act omission neglect or default by or on the part of the Tenant or any person deriving title under the Tenant or its or their servants agents licensees or invitees) Provided Always that notwithstanding the foregoing provisions the

Tenant shall not be liable under this covenant for any latent or inherent defect in the structure of the Demised Premises arising from defective design workmanship or materials;

3.7          To decorate exterior

In every third year during the Term and also during the last year thereof (howsoever the same may be determined) properly to prepare and thereafter to paint in a good and workmanlike manner with two coats at least of good quality paint of a colour which if different from the present colour shall be previously approved in writing by the Landlord’s Surveyors (such approval not to be unreasonably withheld or delayed) all the exterior parts of the Demised Premises as are usually or ought to be painted;

3.8          To decorate interior

In every fifth year during the Term and also during the last year thereof (howsoever the same may be determined) properly to prepare and thereafter to paint with two coats at least of good quality paint and to treat varnish decorate paper and plaster all the interior parts of the Demised Premises as are usually or ought to be painted treated varnished papered or plastered and generally to redecorate throughout restoring and making good the Demised Premises and to carry out all the works required by this sub-clause in a good and workmanlike manner and in the last year of the Term (howsoever determined) such paintings and decorations to be executed in such colours and materials as the Landlord’s Surveyors may reasonably require;

3.9          To clean and treat surfaces

As often as the Landlord may reasonably consider necessary to clean treat and wash in an appropriate manner to the reasonable satisfaction of the Landlord’s Surveyors all materials surfaces and finishes of the Demised Premises which ought normally to be so cleaned treated and washed;

3.10        To keep premises clean and tidy

3.10.1      To keep the Demised Premises in a clean and tidy condition and clear of all rubbish and to clean as often as may be requisite the inside and outside of the window panes and frames of the Demised Premises and all the glass (if any) in the entrance doors thereto;

3.10.2      To keep all refuse waste and rubbish in a suitable container or containers on the Demised Premises or where the Landlord directs and if the local authority shall not provide a service or a sufficient service for the collection thereof to prepare for collection in the manner and at times and places specified by the Landlord or its agents for the collection of refuse and not to burn any refuse or rubbish of any kind in or about the Demised Premises;

3.10.3      Not to bring or keep stored stacked or laid out upon any land within the Demised Premises any materials equipment plant bins crates cartons boxes or any receptacle for waste or any other item which in the opinion of the Landlord is or might become untidy unclean or unsightly;

3.11        To comply with notices to repair

Well and substantially to repair and make good all defects and wants of reparation repair or renewal of which notice in writing shall be given to or left on the Demised Premises for the Tenant by the Landlord and for which the Tenant is liable hereunder and to commence and thereafter diligently proceed to complete the same within two calendar months after the giving or leaving of such notice (or sooner if requisite) and if the Tenant shall fail to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter upon the Demised Premises to make good the same acting reasonably at the cost of the Tenant which cost together with all Solicitors’ and Surveyors’ charges and other expenses and losses which may be incurred by the Landlord in connection therewith shall be repaid by the Tenant to the Landlord on demand as a debt and on a full indemnity basis;

3.12        To permit entry

To permit the Landlord and its agents and all persons authorised by them at all reasonable times with or without workmen on giving reasonable notice (except in emergency) to the Tenant to enter upon the Demised Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed to view the state of repair and condition thereof and to take a Schedule of the Landlord’s fixtures and of any dilapidations and to exercise the rights herein excepted and reserved;

3.13        To insure plate glass

To insure and keep insured in the joint names of the Landlord and the Tenant in such insurance company of repute and through such agency as shall from time to time be nominated by the Landlord all the plate glass (if any) forming part of the Demised Premises against breakage or damage of any kind for a sum not less than the full reinstatement value thereof for the time being and in case of breakage or damage of such plate glass (from whatsoever cause) forthwith to reinstate the glass with glass of the same quality and thickness to the reasonable satisfaction of the Landlord and whenever reasonably required by the Landlord forthwith to produce the policy or policies of insurance or supply a copy thereof to the Landlord and the receipt for the current year’s premium;

3.14        Not to introduce dangerous things

3.14.1      Not to bring into the Demised Premises Worton Court or the Estate or to place or store or permit to remain in or about the Demised Premises Worton Court or the Estate any article or thing which is or may become dangerous offensive combustible inflammable radioactive explosive harmful polluting or contaminating and not to carry on or do thereon any hazardous trade or act in consequence of which the Landlord would or might be prevented from insuring the Demised Premises or the Adjoining Property at the ordinary rate of premium or whereby any insurance effected in respect of the Demised Premises or the Adjoining Property would or might be vitiated or prejudiced and not without the written consent of the Landlord to do anything whereby any additional premium may become payable for the insurance of the Demised Premises or the Adjoining Property;

3.14.2      In the event of the Demised Premises or any part thereof being destroyed or damaged harmed polluted or contaminated by any peril or risk whatsoever to give notice thereof to the Landlord as soon as such destruction damage harm pollution or contamination shall come to the notice of the Tenant;

3.14.3      In the event of the Demised Premises or the Adjoining Property or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part by any act or default of the Tenant or the Tenant’s servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) the irrecoverable portion of the cost (including professional and other fees) of completely rebuilding and reinstating the same;

3.15        Benefit of other insurances and Insurers’ requirements

3.15.1      If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all moneys received by virtue of such insurance (in so far as the same shall extend) in making good the loss or damage in respect of which the same shall have been received;

3.15.2      To comply with all the requirements and proper recommendations of the insurers;

3.16        Not to overload

Not to place in the Demised Premises or to place or to carry in the lifts in the building any articles in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to or to be in the opinion of the Landlord likely to overload or exceed any prescribed loading capacity of or cause damage to the Demised Premises or the lifts and not to overload the electrical wiring or installation in the Demised Premises;

3.17        Not to harm drains

Not to allow to pass into the Conduits serving the Demised Premises any noxious or deleterious effluent or other substance which might cause any obstruction in or harm to the Conduits and in the event of any such obstruction or harm forthwith to make good all such damage to the entire satisfaction of the Landlord’s Surveyors;

3.18        User

3.18.1      Not to hold on the Demised Premises any sale by auction or public exhibition or public show or spectacle or political meetings or gambling; and

3.18.2      Not to carry on or use the Demised Premises for any noisy noisome offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor to sleep on the Demised Premises nor to use the Demised Premises for residential purposes nor to do on the Demised Premises any act or thing whatsoever which in the opinion of the Landlord may be or tend to become an annoyance nuisance damage disturbance or inconvenience to the prejudice of the Landlord or to the owners or occupiers of any adjoining or neighbouring premises or any of them; and

3.18.3      Not to use the Demised Premises as a Post Office an Employment Exchange an office of the Department of Health or the Department of Social Security at which the general public call without appointment a staff or other employment agency a betting shop turf accountant’s or bookmaker’s office an undertaker a travel ticket or estate agency a bank or building society office or for any purpose which might result in the Demised Premises or any part of the Adjoining Property being entered on a Register of potentially contaminated land; and

3.18.4      Subject to paragraphs 3.18.1, 3.18.2 and 3.18.3 of this sub-clause not to use the Demised Premises otherwise than as offices within Class B1 of the Town and Country Planning (Use Classes) Order 1987 (notwithstanding any amendment or revocation of such Order);

3.18.5      The Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever;

3.19        Regulations

3.19.1      Not to place or store or permit or suffer to be placed or stored in or on any part of the Estate Areas and/or the Worton Court Areas any display case boards or articles of any description whatsoever or obstruct the same in any way but at all times to keep the same free and unobstructed;

3.19.2      To observe all rules and regulations for the conduct of tenants of Worton Court and the Estate laid down by the Landlord from time to time and notified in writing to the Tenant;

3.19.3      Not to leave any motor or other vehicle or other article so that the Estate Areas and/or the Worton Court Areas are blocked to trade or other vehicles or so that access by others is precluded hindered or inconvenienced or so that exhaust fumes are directed towards any buildings so as to cause a nuisance and without prejudice to the generality of the foregoing not to use any part of the Estate Areas and/or the Worton Court Areas for the parking of any motor or other vehicle other than as is specifically authorised by this Lease and in the event of any breach of this covenant by the Tenant to pay to the Landlord all costs incurred by the Landlord in connection with such default on the part of the Tenant;

3.19.4      Not to load or unload or receive delivery of or despatch any goods or permit or suffer the same to be loaded unloaded delivered or despatched otherwise than in the areas designated by the Landlord from time to time;

3.20        To obtain permission for signs

Not at any time during the Term to affix or exhibit in or upon any part of the Demised Premises any pole flag aerial satellite dish equipment for sending or receiving communications bill placard advertisement flashlight or other sign which shall be visible from the outside of the Demised Premises except such as shall previously have been approved in writing by the Landlord such approval not to be unreasonably withheld or delayed;

3.21        Not to make alterations

3.21.1      Not to alter cut maim injure or remove any of the principal or load-bearing walls floors beams or columns of the Demised Premises nor to make any other alterations or additions of a structural nature to the Demised Premises;

3.21.2      Not to divide the Demised Premises nor to merge the Demised Premises with any adjoining premises nor to erect any new building or erection on the Demised Premises;

3.21.3      Not to make or permit or suffer to be made any alteration or additions (whether structural or non-structural) to the exterior of the Demised Premises;

3.21.4      Not without the consent in writing of the Landlord such consent not to be unreasonably withheld or delayed to make any alteration or addition to the Conduits or the central heating air-conditioning sprinkler electrical or other installations (if any) or the sanitary or hot and cold water systems at the Demised Premises;

3.21.5      Not to make in or upon the Demised Premises any alterations whatsoever which shall in any way diminish the lettable floor area of the Demised Premises;

3.21.6      Not to make or permit or suffer to be made any internal alterations or additions of a nonstructural nature to the Demised Premises save that the Tenant may install alter and remove demountable partitioning in the Demised Premises on obtaining the consent in writing of the Landlord to the position design and specification thereof (such consent not to be unreasonably withheld or delayed) PROVIDED ALWAYS THAT the Landlord may as a condition of giving any such consent require the Tenant to enter into such covenants with the Landlord as the Landlord may require as regards the execution of any such works and the reinstatement of the Demised Premises at the end or sooner determination of the Term;

3.21.7      In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and its agents or Surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances to enter upon the Demised Premises and remove any alterations or additions and execute such works as may be necessary to restore the Demised Premises to their former state and the costs and expenses thereof (including Surveyors’ and other professional fees) shall be paid by the Tenant to the Landlord on demand;

3.22        Not to prejudice easements

3.22.1      Not by building or otherwise to stop up or darken any window or light in the Demised Premises nor to stop up or obstruct any access of light enjoyed to the Adjoining Property nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the Demised Premises and in case any such easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord and to permit the Landlord and its agents to enter upon the Demised Premises for the purpose of ascertaining the nature of any such easement right privilege or encroachment and at the request of the Landlord but at the joint cost of the Landlord and the Tenant to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment;

3.22.2      Not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Demised Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the same forthwith to the Landlord and to permit the Landlord to bring such proceedings as it may think fit in the name of and at the joint cost of the Landlord and the Tenant against any of the owners and/or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the Demised Premises;

3.23        Not to make claims

Not at any time during the Term to bring any action or make any claim or demand on account of any injury to the Demised Premises in consequence of the erection of any building or the alteration of any building on any land adjacent neighbouring or opposite to the Demised Premises by the Landlord or for which the Landlord shall have given its consent or for which the Landlord may give its consent pursuant to any power reserved by this Lease or in respect of any easement right or privilege granted or to be granted by the Landlord for the benefit of any land or building erected or to be erected on any land adjacent neighbouring or opposite to the Demised Premises and (if required) to concur with the Landlord at its expense in any consent which it may give or any grant which it may make as hereinbefore mentioned;

3.24        Alienation

3.24.1      Not to:

(i)            assign charge underlet or part with possession of part only of the Demised Premises nor to agree to do so;

(ii)           part with the possession of the whole or any part of the Demised Premises except by an assignment or underletting permitted by this Clause 3.24;

(iii)          share the possession or occupation of the whole or any part of the Demised Premises;

3.24.2      Not to assign or agree to assign the whole of the Demised Premises unless:

(i)            the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant’s covenants in this Lease during the residue of the Term or until released pursuant to the 1995 Act;

(ii)           the Tenant enters into an agreement guaranteeing the performance of the Tenant’s covenants in this Lease by the assignee including the provisions set out in the Sixth Schedule to the extent permitted by the 1995 Act;

(iii)          such other persons as the Landlord reasonably require act as guarantors for the assignee and enter into direct covenants with the Landlord including the provisions set out in the Sixth Schedule;

3.24.3      Without prejudice to Clause 3.24.2 not to assign the whole of the Demised Premises without the Landlord’s written consent (not to be unreasonably withheld or delayed);

3.24.4      Not to underlet or agree to underlet the whole or any part of the Demised Premises unless:

(i)            the intended underlease shall only be of the whole or part of the Demised Premises and there shall be no more than two underleases of the Demised Premises at the same time;

(ii)           the rent payable under the underlease is:

(a)           not less than the best rent reasonably obtainable in the open market for the Demised Premises (or in the case of an underletting of part the relevant proportion thereof or if higher the open market rental value of such part) without fine or premium;

(b)           payable no more than one quarter in advance;

(c)           to be subject to upward only reviews to coincide with the rent reviews under this Lease;

(iii)          the undertenant covenants with the Landlord and in the underlease

(a)           to observe and perform the Tenant’s covenants in this Lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act;

(b)           not to underlet share or part with possession or occupation of the whole or any part of the underlet premises nor to assign or charge part only of the underlet premises;

(c)           not to assign the whole of the underlet premises without the Landlord’s prior written consent (which shall not be unreasonably withheld or delayed);

(iv)          there is a maximum of three occupiers of the Demised Premises at any one time who are occupying the Demised Premises as Tenant under this Lease or as an underlessee in accordance with the provisions of this Lease;

(v)           any underlease of part of the Demised Premises is for a term not exceeding ten years less three days;

(vi)          prior to completion of any underlease of part of the Demised Premises or the occupation by an undertenant or proposed undertenant of such part an order shall be obtained from the court authorising the exclusion of Sections 24-28 of the Landlord and Tenant Act 1954 in respect of such underlease (a declaration to that effect being contained therein) and that a certified copy of such order be supplied to the Landlord;

3.24.5      Without prejudice to Clause 3.24.4 not to underlet the whole or any part of the Demised Premises nor vary the terms of any underlease without the Landlord’s written consent (not to be unreasonably withheld or delayed);

3.24.6      To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant and whenever requested by the Landlord to give to the Landlord full details of all underleases of the Demised Premises and of the rent payable;

3.25        Registration

Within twenty-one days after the date of any assignment of this Lease or the grant of any underlease of the Demised Premises or any assignment of such an underlease or the execution of any mortgage or charge affecting this Lease as aforesaid or any transfer of any such mortgage or charge or any devolution of the Term or of any such underlease as aforesaid by assent or operation of law to give written notice and to deliver a certified copy to the Landlord’s Solicitors (or as the Landlord may from time to time direct) of such assignment underlease assignment of underlease mortgage charge transfer of mortgage or charge or devolution as aforesaid (and including in the case of an assignment notice of the amount of any premium paid) and to pay or cause to be paid to the Landlord’s Solicitors or as the Landlord may from time to time direct a reasonable fee not being less than Twenty pounds for the registration thereof;

3.26        To pay Landlord’s costs

To pay to the Landlord on demand and on an indemnity basis all proper costs charges expenses damages and losses both direct and indirect (including but without prejudice to the generality of the foregoing Solicitors’ costs Counsels’ Architects’ and Surveyors’ and other professional fees and commission payable to a bailiff) properly incurred by the Landlord:

3.26.1      incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and/or in or in contemplation of any proceedings under Section 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the count) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notice;

3.26.2      incidental to or in contemplation of the preparation and service of a Schedule of Dilapidations at any time during or after the expiration or earlier determination of the Term;

3.26.3      in connection with or procuring the remedying of any breach of covenant on the part of the Tenant or any person deriving title under the Tenant contained in this Lease;

3.27        To observe statutory requirements

At all times and from time to time and at its own expense to execute all works as are or may under or in pursuance of any Act of Parliament or European Community Law Regulation or Directive already or hereafter to be passed be directed or required to be done or executed upon or in respect of the Demised Premises or the user thereof whether by the owner and/or the Landlord and/or the Tenant thereof or any person deriving title thereunder and to comply with all notices which may be served by the public local or statutory authority and not to do on the Demised Premises any act or thing whereby the Landlord may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act as aforesaid and at all times to save harmless and keep indemnified the Landlord against all claims demands costs expenses and liability in respect of the foregoing;

3.28        Planning

In relation to the Planning Acts:

3.28.1      At all times during the Term to comply in all respects with the Planning Acts insofar as they relate to the Demised Premises and to keep the Landlord indemnified in respect thereof;

3.28.2      Not to apply for nor implement any planning permission or other planning consent in respect of the Demised Premises unless the application and permission or other consent shall have been approved in writing by the Landlord;

3.28.3      Unless the Landlord shall otherwise direct to carry out before the expiration or determination of the Term (howsoever the same may be determined) any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which the Tenant has implemented or partially implemented;

3.28.4      Forthwith after receiving notice of the same to give full particulars to the Landlord of any order notice certificate designation direction or other such matter or any proposal therefor made given or issued to the Tenant by any competent authority under or by virtue of the Planning Acts affecting or capable of affecting the Demised Premises and if so required by the Landlord to produce such matter or proposal therefor to the Landlord;

3.28.5      At the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any proposal referred to in the previous sub-clause as the Landlord shall deem expedient;

3.28.6      If called upon so to do to produce to the Landlord all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Clause have been complied with;

3.28.7

Not without the consent of the Landlord to enter into any planning obligation under Section 106 of the Town and Country Planning Act 1990;

3.28.8

Not without the consent of the Landlord to serve any notice under Part VI of the Town and Country Planning Act 1990;

3.29                        To inform Landlord of notices

Upon the happening of any occurrence or upon the receipt of any notice order requisition direction or other thing which may be capable of adversely affecting the Landlord’s interest in the Demised Premises the Tenant shall forthwith at its own expense deliver full particulars or a copy thereof to the Landlord;

3.30                        To inform Landlord of contaminants defects and to indemnify

To inform the Landlord immediately in writing of the existence of any contaminant or pollutant on or any defect in the Demised Premises which comes to the attention of the Tenant which might give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person and to indemnify the Landlord in respect of all actions proceedings costs claims and demands which might be made by any tenant occupier adjoining owner or any other person whatsoever or any competent authority which may be incurred by reason of:

3.30.1

any use or occupation of the Demised Premises by the Tenant or in the execution of any alterations additions or repairs to the Demised Premises;

3.30.2

any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease;

3.30.3

any interference or alleged interference or obstruction of any right or alleged right of light air drainage or other right or alleged right now existing for the benefit of any adjoining or neighbouring property;

PROVIDED THAT the Tenant shall have no liability hereunder in respect of any act or event occurring prior to the date of this Lease;

3.31                        To permit reletting notices

To permit the Landlord to fix and retain in a conspicuous position on the Demised Premises a notice-board for the reletting (in the event of the termination for whatever reason of the Term) and/or the sale of the same (but not so as to restrict or interfere unreasonably with the access of light and air to the Demised Premises) and not to take down or obscure the said notice-board and to permit all persons authorised in writing by the Landlord or its agents to view the Demised Premises at all reasonable hours in the daytime upon prior appointment having been made;

3.32                        Applications for consent

Upon making an application for any consent or approval which is required under this Lease the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require and shall pay on demand and by way of indemnity all proper and reasonable costs charges and expenses (including without limitation legal costs Surveyors’ fees disbursements and stamp duty) property and reasonably incurred by the Landlord resulting from all such applications by the Tenant including costs charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn;

3.33                        To observe covenants

To observe and perform the agreements covenants and stipulations contained or referred to in the documents referred to in the Fourth Schedule hereto so far as any of the same are still subsisting and capable of taking effect and relate to the Demised Premises and to keep the Landlord indemnified against all actions proceedings costs claims and demands in any way relating thereto;

3.34                        To remedy breaches by underlessees

In the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in this Lease by any underlessee or other person holding the Demised Premises as underlessee of the Tenant forthwith upon discovering the same to take and institute at its own expense all necessary steps and proceedings to remedy such breach non-performance or non-observance;

3.35                        Yielding up

3.35.1                  immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:

(i)

to replace any of the Landlord’s fixtures and fittings which shall be missing broken damaged or destroyed with others of a similar character and of equal value;

(ii)

to remove every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the Demised Premises and to remove all tenant’s fixtures and fittings furniture and effects from the Demised Premises making good to the satisfaction of the Landlord all damage caused by either such removal;

(iii)

if so requested by the Landlord to remove and make good all alterations or additions made to the Demised Premises at any time during the Term and well and substantially to reinstate the Demised Premises in such manner as the Landlord shall direct and to its satisfaction;

(iv)

if so requested by the Landlord to remove from the Demised Premises or render harmless to the satisfaction of the Landlord any contamination or pollution adversely affecting the Demised Premises which has been caused directly or indirectly by the Tenant its servants agents licensees or invitees;

3.35.2                  At the expiration or sooner determination of the Term (howsoever the same be determined) to yield up to the Landlord the Demised Premises in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained together with all fixtures fittings improvements and additions which now are or may at any time hereafter be in or about the Demised Premises (but excepting tenant’s fixtures and fittings) and in the event of the Tenant failing so to yield up the Demised Premises to pay to the Landlord on demand by way of liquidated damages:

(i)

the cost of putting the Demised Premises into the state of repair condition and decoration in which they should have been had the Tenant complied with the terms of this Lease; and

(ii)

a sum equivalent to the rent FIRST reserved at the rate payable at the expiration of the Term for such period as is reasonably necessary to put the Demised Premises into the state of repair condition and decoration in which they should have been; and

(iii)

on an indemnity basis all proper and reasonable costs and expenses (including Surveyors’ and other professional fees) incurred by the Landlord in connection with the matters referred to in this sub-clause 3.35.2;

3.36                        Telecommunications Act 1984

Without prejudice to any other provisions of this Lease to give notice to the Landlord of any rights to be granted by the Tenant pursuant to the Telecommunications Act 1984 and full details of any works to be carried out prior to or as a result of the grant of such rights and (unless such rights or works shall have been approved by the Landlord under any other provision of this Lease) to withhold any agreement in writing by the Tenant to such rights or works for so long as the Tenant shall be competent to do so or for so long as shall be necessary to afford the Landlord a reasonable opportunity to make representations to the operator (as in the said Act defined) concerning any aspect of the rights or works which may affect the Landlord or any other tenant of the Landlord (whichever period shall be the shorter);

3.37                        To pay VAT

To pay to the Landlord by way of additional rent Value Added Tax at the rate for the time being in force chargeable in respect of any rent or other payment made or other consideration provided by the Tenant under the terms of or in connection with this Lease and in every case where an amount of money is payable or consideration is provided under this Lease such amount or consideration shall be regarded as being exclusive of all Value Added Tax which may from time to time be legally payable thereon and such Value Added Tax shall be payable on the due date for the payment of such amount or the provision of such consideration;

3.38                        Reimbursement of VAT

In every case where the Tenant has agreed to reimburse the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease that the Tenant shall also reimburse any Value Added Tax paid by the Landlord on such payment but only to the extent that the Landlord is unable to recover such Value Added Tax from H M Customs & Excise.

4                                         Landlord’s Covenants

The Landlord HEREBY COVENANTS with the Tenant while the reversion immediately expectant on the Term is vested in it as follows:

4.1                               Quiet enjoyment

That the Tenant paying the rents hereby reserved and performing and observing the covenants and agreements on the part of the Tenant hereinbefore contained shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person rightfully claiming through under or in trust for it;

4.2                               To insure

That subject to the Tenant paying the rent fourthly hereinbefore reserved at the times and in the manner provided in Clause 2 hereof and unless such insurance shall be vitiated in whole or in part by any act neglect default or omission of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees the Landlord will:

4.2.1

at all times during the Term insure and keep insured the Demised Premises with the Insurers against loss or damage by the Insured Risks in the Full Cost of Reinstatement thereof and the Loss of Rent; and

4.2.2

if reasonably required by the Tenant produce to the Tenant reasonable evidence from the Insurers of the terms of the policy of such insurance and the fact that the policy is subsisting and in effect; and

4.2.3

in case of destruction or damage of the Demised Premises by any of the Insured Risks then unless payment of the insurance moneys shall be refused in whole or in part by reason of or arising out of any act neglect or default of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees subject to obtaining all necessary planning consents and all other necessary licences approvals and consents with all reasonable speed cause all moneys received in respect of such insurance (other than in respect of rent and fees) to be paid out in the rebuilding and reinstatement of the premises so destroyed or damaged substantially as the same were prior to any such destruction or damage PROVIDED THAT:

(i)

any rebuilding or reinstatement of the Demised Premises may be in the form of modern premises similar to the Demised Premises; and

(ii)

the Landlord shall not be liable to rebuild or reinstate the Demised Premises if the Landlord is unable (having used all reasonable endeavours) to obtain all necessary planning consents and all other necessary licences approvals and consents necessary to execute such rebuilding and reinstatement and in such event the Term shall forthwith absolutely cease and determine but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant and the Landlord shall be solely entitled to retain all the moneys payable under or by virtue of any such insurance;

4.3                               To provide services

That subject to the Tenant paying the rent FIFTHLY hereinbefore reserved the Landlord will use its reasonable endeavours to provide the services specified in paragraph 1 of Parts II and III of the Fifth Schedule hereof.

5                                         Provisos

5.1                               Forfeiture

5.1.1

If the rents hereby reserved or any part thereof shall at any time be in arrear for twenty-one days after the same shall have become due (whether formally demanded or not); or

5.1.2

if there shall be any breach non-performance or non-observance of any of the covenants and conditions on the part of the Tenant contained in this Lease; or

5.1.3

if the Tenant shall suffer any distress or other execution to be levied on the Demised Premises or any part thereof or any contents therein; or

5.1.4

if a Bankruptcy Order or an Administration Order is made in respect of the Tenant; or

5.1.5

if a resolution is passed or an Order is made for the winding-up of the Tenant otherwise than a member’s voluntary winding-up of a solvent company for the purpose of amalgamation or reconstruction previously approved by the Landlord (such approval not to be unreasonably withheld or delayed); or

5.1.6

If a receiver or administrative receiver is appointed over the whole or any part of the property assets or undertaking of the Tenant; or

5.1.7

If the Tenant is struck off the Register of Companies or is dissolved or (being a corporation or company incorporated outside Great Britain) is dissolved or ceases to exist under the laws of the country or state of its incorporation; or

5.1.8

If the Tenant being a company is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or if the Tenant being an individual appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Demised Premises or any part thereof in the name of the whole and to have again repossess and enjoy the Demised Premises as in their former estate and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies of the Landlord in respect of any antecedent breach of any of the covenants or conditions contained in this Lease;

5.2                               No implied easements

Neither the granting of this Lease nor anything herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever (save as expressly hereby granted) over or against the Estate or any Adjoining Property or which would or might restrict or prejudicially affect the future rebuilding alteration or development of the Estate or any Adjoining Property and the Landlord shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop the Estate or any Adjoining Property as it may deem fit without obtaining any consent from or making any compensation to the Tenant;

5.3                               No restrictions on adjoining property

Neither the granting of this Lease nor anything herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or building not comprised in this Lease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord in respect of property not comprised in this Lease or prevent or restrict in any way the development of any land not comprised in this Lease;

5.4                               No compensation

Except where any Act of Parliament prohibits or modifies the right to compensation being excluded or reduced by agreement neither the Tenant nor any undertenant (whether immediate or derivative) shall be entitled on quitting the Demised Premises or any part thereof to claim any compensation from the Landlord under the Landlord and Tenant Act 1954 or any other Act of Parliament whether enacted before or after the date hereof;

5.5                               Cesser of rent

In case the Demised Premises or any part thereof shall at any time during the Term be so damaged or destroyed by any of the Insured Risks as to render the Demised Premises unfit for occupation and use in accordance with the terms and provisions of this Lease then (unless the insurance money payable under any policy of insurance effected or caused to be effected by the Landlord shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or any of its servants agents licensees or invitees) the rent FIRST hereinbefore reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall again be rendered fit for occupation and use and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Acts 1950 and 1979;

5.6                               Notices

The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended so that the final words of Section 196(4) ‘... and that service... be delivered’ shall be deleted and there shall be substituted and that service shall be deemed to be made on the third Working Day after the registered letter has been posted “Working Day” meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank holiday in England;

5.7                               Exclusion of S.62 LPA

The operation of Section 62 of the Law of Property Act 1925 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatsoever to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this Lease;

5.8                               Representation

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease.

6                                         Rent review

PROVIDED ALWAYS AND IT IS HEREBY FURTHER AGREED that:

6.1                               Date of review

With effect from the expiration of the fifth year of the Term (the time being computed from the date of the commencement of the Term and the date of expiration of each such period being hereinafter referred to as the “Date of Review”) the FIRST yearly rent payable in respect of the Demised Premises shall be such an amount as shall be the greater of (a) the yearly amount of the FIRST rent payable by the Tenant to the Landlord immediately before the Date of Review (disregarding any suspension or abatement of the rent FIRST reserved pursuant to Clause 5(5) hereof) and (b) an amount (hereinafter called “the Revised Rent”) which shall represent the Rack Rental Market Value (as hereinafter defined) of the Demised Premises at each the Date of Review assessed in accordance with the following provisions of this Clause;

6.2                               Valuation

“The Rack Rental Market Value” of the Demised Premises shall be the best annual rent (exclusive of any Value Added Tax chargeable thereon) reasonably obtainable in the open market for the Demised Premises let as a whole at the Date of Review:

6.2.1

for a term equal to the Term hereby granted commencing on the Date of Review as between a willing lessor and willing lessee with vacant possession without payment of a fine or premium and in all other respects on the terms and conditions of this Lease (except as the amount of rent but including the provisions for rent review);

6.2.2

upon the suppositions (if not facts):

(i)

that all parts of the Demised Premises are then ready fit and available for immediate use and occupation for the purposes herein stated and could and would be Immediately occupied by any willing lessee or underlessee; and

(ii)

that the Tenant has complied with all the obligations on its part imposed by this Lease (but without prejudice to any rights of either party in regard thereto); and

(iii)

that no work has’ been carried out to the Demised Premises which has diminished the rental value of the Demised Premises; and

(iv)

that if the Demised Premises or any part thereof shall have been destroyed or damaged the same had before the Date of Review been fully reinstated;

and taking no account of:

6.2.3

(i)

any goodwill attributable to the Demised Premises by reason of any trade or business carried on therein by the Tenant or any undertenant or their respective predecessors in title; and

(ii)

any effect on rent of any improvements at the Demised Premises (to which the Landlord shall have given written consent) carried out otherwise than in pursuance of an obligation to the Landlord or its predecessors in title by the Tenant its undertenants or their respective predecessors in title during the Term [or during any period of occupation prior thereto arising out of an agreement to gram the Term]; and

(iii)

any effect on rent of the fact that the Tenant or any permitted undertenant or their respective predecessors in title may have been in occupation of the Demised Premises; and

(iv)

any restriction as to the use to which the Demised Premises may be put or the class of persons who may use the Demised Premises; and

(v)

any conditions contained in any planning permission applied for by or on behalf of the Tenant which adversely affect the Demised Premises;

6.2.4                        provided always that the Rack Rental Market Value shall be ascertained without making any discount reduction or allowance to reflect (or compensate the Tenant for the absence of) any rent free period or concessionary rent period or other inducement which on a new letting with vacant possession might be granted to the incoming tenant for a period within which its fitting out works would take place so that such Rack Rental Market Value shall be that which would be payable after the expiry of any such rent free or concessionary rent period and after receipt of any such contribution or other inducement;

6.3                               Arbitration

6.3.1                        For the purposes of this Clause “Surveyor” shall mean a Chartered Surveyor who shall be agreed upon by the parties hereto or in the absence of agreement to be nominated at the request of either party by the President (or if he is unable to act the Vice President) for the time being of The Royal Institution of Chartered Surveyors and who shall act and be deemed to act as an arbitrator in accordance with the Arbitration Acts 1950 and 1979;

6.3.2                        If the Landlord and the Tenant shall not agree on the amount of the Rack Rental Market Value as aforesaid by the Date of Review then at the election of the Landlord or the Tenant the amount aforesaid shall be decided by a Surveyor to be agreed or appointed as aforesaid;

6.3.3                        The fees payable to the President or the Vice-President of The Royal Institution of Chartered Surveyors and to any Surveyor shall be borne and paid by the Landlord and the Tenant in such shares and in such manner as the Surveyor shall determine and failing such determination and subject thereto in equal shares;

6.4                               Upwards only

Notwithstanding the decision of the Surveyor hereinbefore referred to in no event shall the FIRST yearly rent payable by the Tenant after the Date of Review be less than the FIRST yearly rent payable (disregarding any suspension or abatement of the rent FIRST reserved pursuant to Clause 5(5) hereof) by the Tenant immediately before the Date of Review;

6.5                               Payment after Date of Review

In the event that by the Date of Review the amount of the Revised Rent has not been agreed between the parties hereto or determined as aforesaid then in respect of the period of time (hereinafter called “the Interval”) beginning with the Date of Review and ending on the Quarter Day immediately following the date upon which the amount of the Revised Rent is agreed or determined as aforesaid (which date is hereinafter called “the Late Payment Date”) the Tenant shall continue to pay to the Landlord in manner hereinbefore provided the FIRST rent at the yearly rate thereof payable immediately before the Date of Review Provided that on the Late Payment Date there shall be due as a debt payable by the Tenant to the Landlord (without any requirement for any demand therefor by the Landlord) as arrears of rent an amount (hereinafter called “the Balancing Payment”) equal to the difference between what should have been paid on each Quarter Day had the Revised Rent been determined by the Date of Review and the amount actually paid during the Interval and apportioned on a daily basis in respect of the Interval together with by way of additional rent interest at 4% below the Prescribed Rate on such amount such interest being payable for the period on and from the Quarter Day upon which each instalment would have been due had the Revised Rent been determined up to the date of payment of the Balancing Payment;

6.6                               Statutory restrictions

If at any Date of Review the Landlord shall be obliged legally or otherwise to comply with any Act of Parliament dealing with the control of rent and which shall restrict or modify the Landlord’s right to revise the FIRST rent in accordance with the terms of this Lease or which shall restrict the right of the Landlord to demand or accept payment of the full amount of the FIRST rent for the time being payable under this Lease then the Landlord shall on each occasion that any such enactment is removed relaxed or modified be entitled on giving not less than three months’ notice in writing to the Tenant expiring after the date of each such removal relaxation or modification to introduce an intermediate review date (hereinafter called “the Intermediate Review Date”) which shall be the date of expiration of such notice and the rent payable hereunder from an Intermediate Review Date to the next succeeding Date of Review or Intermediate Review Date (whichever shall first occur) shall be determined in like manner as the rent payable from each date of review as hereinbefore provided;

6.7                               Memorandum

As soon as the amount of FIRST rent payable after the Date of Review has been agreed or ascertained in accordance with the terms hereof (and if required by the Landlord so to do) the Landlord and the Tenant will forthwith sign a memorandum thereof prepared by the Landlord specifying the yearly amount of the Revised Rent;

6.8                               Time not of essence

Time shall not be of the essence for the purposes of this Clause.

The First Schedule before referred to
Particulars of the Demised Premises

All that land and building known as Wellington House Worton Grange Imperial Way Reading shown for the purpose of identification only edged red on Plan A.

The Second Schedule before referred to
Easements and other rights included in the demise

1                                          Subject to compliance with the regulations relating thereto laid down in writing by the Landlord from time to time the rights:

1.1                                 (In common with the Landlord and all other persons having a like right) to pass and repass with or without vehicles over and along the roadways the service yards circulation areas of the service yards and the car park within the Estate Areas and the Worton Court Areas leading to and from the loading/unloading areas and the car parking spaces referred to in paragraph 1.2 below to and from the Demised Premises;

1.2                                 Subject to such regulations as to the direction of traffic and the safety of users as the Landlord may from time to time make to park 72 motor cars (being private motor cars or light vans only) in such car parking spaces within the Worton Court Areas as the Landlord shall from time to time designate and to load and unload vehicles delivering goods to and from the Demised Premises in such part of the Worton Court Areas and at such times as the Landlord shall from time to time designate;

2                                          The right (in common as aforesaid) of free passage and running of water soil gas electricity telephone heating and other services from and to the Demised Premises through the Conduits now or during the period of eighty years from the date hereof (which shall be the Perpetuity Period applicable to this Lease) in or under the Estate and/or Worton Court and serving or constructed to serve the Demised Premises provided that the Landlord may at any time during the Perpetuity Period alter the route of any such Conduits;

3                                          The right to place refuse in the area shown edged orange on Plan A subject to such reasonable regulations as the Landlord may make from time to time as to the type and quantity of refuse so placed;

4                                          The right (in common as aforesaid) to use such water supply and installations for fire fighting as the Landlord may from time to time provide.

The Third Schedule before referred to
Exceptions and Reservations out of the demise

In favour of the Landlord and its lessees agents and licensees and all other persons who now have or may hereafter be granted similar rights by the Landlord:

1                                          The right to erect or to consent hereafter to any person erecting a new building or to alter any building for the time being on Worton Court the Estate or the Adjoining Property in such manner as the Landlord or the person or persons exercising such right may think fit and notwithstanding that such alteration or erection may diminish the access of light and air enjoyed by the Demised Premises and the right to deal with Worton Court the Estate and the Adjoining Property as it may think fit;

2                                          At all reasonable times so far as may be necessary or desirable with or without workmen the right on giving reasonable notice (except in emergency) to the Tenant to enter and remain upon the Demised Premises with all necessary tools appliances and materials (making good all damage occasioned thereby to the Demised Premises the Tenant’s equipment and fixtures and fittings) for the purpose of inspecting maintaining cleaning renewing repairing altering or rebuilding any part of Worton Court and/or the Estate and to cleanse empty repair and renew any of the Conduits belonging to the same and for the purpose of reading meters.

3                                          The right of passage and running of water steam soil gas telephone electricity telegraphic and other services and supplies of whatsoever nature from and to Worton Court the Estate or the Adjoining Property through such of the Conduits serving the same which now are or may before the expiration of a period of eighty years from the date hereof (which is the Perpetuity Period applicable to this Lease) be in on or under the Demised Premises and the right to enter upon the Demised Premises for the purpose of inspecting repairing renewing relaying cleansing maintaining and connecting up to any such existing or future Conduits making good all damage occasioned thereby to the Demised Premises the Tenant’s equipment and fixtures and fittings;

4                                          The right to erect scaffolding for the purpose of repairing cleaning or altering any buildings which now are or may before the expiration of a period of eighty years from the date hereof be on Worton Court notwithstanding that such scaffolding may temporarily restrict the access to or enjoyment and use of the Demised Premises;

5                                          The right to close on reasonable notice (except in case of emergency) the Estate Areas and/or the Worton Court Areas for the purpose of complying with the covenant on the part of the Landlord contained in Clause 4(3) hereof or for any other reasonable purpose.

The Fourth Schedule before referred to
Documents which affect or relate to the Demised Premises

The matters contained or referred to in the Property and Charges Registers of Title Number BK160142.

The Fifth Schedule before referred to
Service Charge
Part I

1                                          In this Schedule:

1.1                                 Financial Year shall mean the year ending on 24th December or such other period of not less than six months or more than eighteen months as the Landlord may in its discretion from time to time determine as being that in respect of which the accounts of the Landlord relating to Worton Court and the Estate shall be made up;

1.2                                 First Year means the period from the date of commencement of the Term to the end of the current Financial Year;

1.3                                 Last Year means the period to the determination of the Term from the end of the preceding Financial Year;

1.4                                 the Worton Court Expenditure means the total cost of the services and expenses mentioned in Part II of this Schedule taking account (inter alia) of disbursements of a periodically recurring nature (by regular or irregular periods) whether incurred before during or after the Term;

1.5                                 the Worton Court Service Charge Proportion means a fair and proper proportion to be reasonably determined by the Landlord or its Surveyors of the total expenditure incurred by the Landlord in the provision of the services and expenses specified in Part II of this Schedule;

1.6                                 the Estate Service Expenditure means the total cost of the services and expenses mentioned in Part III of this Schedule taking account (inter alia) of disbursements of a periodically recurring nature (by regular or irregular periods) whether incurred before during or after the Term;

1.7                                 the Estate Service Charge Proportion means a fair and proper proportion to be reasonably determined by the Landlord or Its Surveyors of the total expenditure incurred by the Landlord in a provision of the services and expenses specified in Part III of this Schedule;

1.8                                 the Proportion means the Worton Court Service Charge Proportion and the Estate Service Charge Proportion;

1.9                                 the Accounting Agent means the Landlord’s Surveyor or managing agent (who may in either case be an employee of the Landlord or a company within the same group of companies as the Landlord).

2

2.1                                 The Service Charge shall in relation to any full Financial Year during the Term be the Worton Court Service Charge Proportion of the Worton Court Expenditure and the Estate Service Charge Proportion of the Estate Service Expenditure in respect of such Financial Year together with Value Added Tax thereon of any);

2.2                                 The Service Charge shall in relation to the First Year and Last Year be such part of the Proportion in respect of the relevant Financial Year as the Accounting Agent shall certify as being appropriate having regard to the length of the First Year or the Last Year (as the case may be) in relation to the relevant Financial Year together with Value Added Tax thereon (if any).

3                                          The Landlord shall have the right to adjust the Proportion to make allowances for difference in repairs services and facilities provided or supplied to or enjoyable by the tenants of Worton court or the Estate from time to time.

4

4.1                                 The Tenant shall pay the Landlord’s or the Accounting Agent’s reasonable estimate of the Service Charge for the First Year the sum of £4,825 being payable on the date hereof and the balance by equal instalments on the subsequent Quarter Days In the First Year;

4.2                                 The Tenant shall pay the Landlord’s or the Accounting Agent’s reasonable estimate of the Service Charge for each subsequent Financial Year on account by equal instalments on the usual Quarter Days or such other four quarterly days as the Landlord or the Accounting Agent shall from time to time prescribe Provided that if the Tenant shall not have received notice of such estimate in respect of any Financial Year it shall on such Quarter Days pay an amount equal to the last quarterly payment on account in the preceding Financial Year and any requisite adjustment shall be made to the first quarterly payment after such notice is given.

5

5.1                                 The amount of the Service Charge shall be ascertained and certified by a certificate (hereinafter called the Certificate) signed by the Accounting Agent acting as an expert and not as an arbitrator so soon after the end of each Financial Year as may be practicable.  In the event of (i) the estimated Service Charge being less than the Service Charge so certified the Tenant shall forthwith on demand pay to the Landlord the difference between the estimated service Charge and the Service Charge so certified or (ii) the estimated Service Charge being in excess of the Service Charge so certified the overpayment shall be allowed against the payment of Service Charge for the next succeeding quarter or at the Landlord’s discretion refunded to the Tenant;

5.2                                 A copy of the Certificate for a Financial Year shall be supplied by the Landlord to the Tenant without charge to the Tenant;

5.3                                 The Certificate shall contain a summary of the Service Expenditure incurred by the Landlord during the Financial Year to which it relates together with a summary of the relevant details and figures forming the basis of calculation of the Service Charge and the Certificate (or a certified copy thereof) shall be conclusive evidence for the purposes hereof of the matters of fact which it purports to certify save for any manifest errors.

6                                          The Landlord shall have the right to operate the Service Charge provisions contained in this part of this Schedule separately for each of the Worton Court Expenditure and the Estate Service Expenditure and in particular but without prejudice to the generality of the foregoing the Landlord shall have the right to use a different Financial Year for each of the Expenditures referred to above and to procure separate Certificates for each of the Expenditures referred to above.

Part 11
(Worton Court)

1                                         Services

1.1                                 Maintenance repair remarking renewal cleansing decoration and lighting of the Worton Court Areas including any boundary walls and fences.

1.2                                 Maintenance of all lighting equipment sewers drains water courses gutters rainwater pipes wires cables and supply lines which service the Worton Court Areas.

1.3                                 Providing and maintaining such signs direction boards and traffic controls for the Worton Court Areas as the Landlord may deem to be necessary.

1.4                                 Provision of such security measures (including burglar alarms security guards electronic surveillance systems and automatic security barriers) for the Worton Court Areas as the Landlord may deem to be necessary.

1.5                                 Providing and maintaining (at the Landlord’s absolute discretion) any plants shrubs trees or garden or grassed areas in the Worton Court Areas and keeping the same watered planted and free from weeds and the grass cut.

1.6                                 Providing maintaining and renewing such fire fighting and fire prevention equipment for the Worton Court Areas as the Landlord may deem to be necessary.

Part II
(Worton Court)

2                                         Expenses

2.1                                 Premiums incurred by the Landlord in insuring against property owners’ liability employers’ liability and third party liability and any other insurance maintained by the

Landlord in respect of the Worton Court Areas (including insuring plant and machinery against damage or destruction).

2.2                                 Any existing or future taxes rates charges duties assessments impositions and outgoing whatsoever in respect of the Worton Court Areas excluding any tax payable as a direct result of any dealing by the Landlord with its interest in the Worton Court Areas or any part thereof.

2.3                                 All charges assessments and outgoings for electricity gas oil and other fuels telephone water and public or statutory utilities payable in respect of the Worton Court Areas.

2.4                                 Taking all steps for complying with or making representations against or otherwise contesting the incidence of the provision of any legislation or orders or statutory requirements thereunder concerning town planning compulsory purchase public health highways streets drainage or other matters relating to or alleged to relate to the Worton Court Areas or any requirement of any public or local authority relating thereto.

2.5                                 Providing premises in connection with the management security and maintenance of the Worton Court Areas including workshop and office living accommodation for staff employed for purposes connected with the Worton Court Areas (including the cost of office and cleaning equipment furniture and other like costs and in respect of any such premises within the Building a notional rent in respect of any thereof equivalent to the open market rental value thereof assuming them to be available for use as storage space within the Building).

2.6                                 Providing management security maintenance cleaning and other staff and/or contractors including providing to all persons from time to time employed by the Landlord or its agents for purposes connected with the Worton Court Areas wages salaries special clothing and uniforms rest rooms pension fund contributions payments in respect of National Health Insurance and other payments required to be made by statute and other benefits.

2.7                                 Providing inspecting maintaining repairing and renewing signs signposts location maps and displays in or upon the Worton Court Areas.

2.8                                 The proper fees of any agents retained by the Landlord to manage the Worton Court Areas or (at the discretion of the Landlord) ten per centum of the expenses and outgoings incurred by the Landlord in providing the services and facilities and making the payments mentioned in Part III of this Schedule (excluding this paragraph).

2.9                                 The proper fees charges and expenses of any accountants surveyors architects engineers solicitors or any professional advisors employed for the purposes of or in connection with any of the provisions of Part III of this Schedule.

2.10                           Borrowing any necessary sums for or in connection with the provision of the services set out in paragraph 1 of Part II of this Schedule including the interest commission banking charges or other charges thereof.

2.11                           Providing maintaining repairing renewing and insuring machinery and equipment used in connection with the provision of the services set out in paragraph 1 of Part Il of this Schedule and the costs of leasing any such machinery and equipment.

2.12                           Establishing and maintaining financial reserves to meet the future costs (as from time to time estimated by the Landlord) of performing its obligations referred to in paragraph 1 of Part II of this Schedule.

2.13                           Whenever and as often as the Landlord shall properly think fit enforcing any covenant or condition or exercising any right of entry contained in any lease underlease licence or agreement relating to the Worton Court Areas or any part thereof.

2.14                           Providing any other services and facilities as the Landlord may reasonably deem to be necessary or desirable (a) in the interest of good estate management or (b) for the benefit of the tenants of the Worton Court Areas.

Part III
(The Estate)

1                                         Services

1.1                                 Maintenance repair remarking renewal rebuilding cleansing decoration and lighting of the Estate Areas including any boundary wails and fences.

1.2                                 Maintenance repair renewal and relaying of all lighting equipment sewers drains watercourses gutters rainwater pipes wires cables and supply lines which service the Estate Areas.

1.3                                 Providing and maintaining such signs structures for signs direction boards and traffic controls for the Estate Areas as the Landlord may deem to be necessary.

1.4                                 Provision of such security measures (including burglar alarms security guards electronic surveillance systems and automatic security barriers) for the Estate Areas as the Landlord may deem to be necessary.

1.5                                 Providing and maintaining (at the Landlord’s absolute discretion) any plants shrubs trees garden or grassed areas in the Estate Areas and keeping the same watered planted and free from weeds and the grass cut.

1.6                                 Providing maintaining and renewing such fire fighting and fire prevention equipment for the Estate Areas as the Landlord may deem to be necessary.

Part III
(The Estate)

2                                         Expenses

2.1                                 Premiums incurred by the Landlord in insuring against property owners’ liability employers’ liability and third party liability and any other insurance maintained by the Landlord in respect of the Estate Areas (including insuring plant and machinery against damage or destruction).

2.2                                 Any existing or future taxes rates charges duties assessments impositions and outgoings whatsoever in respect of the Estate Areas excluding any tax payable as a direct result of any dealing by the Landlord with its interest In the Estate Areas or any part thereof.

2.3                                 All charges assessments and outgoings for electricity gas oil and other fuels telephone water and public or statutory utilities payable in respect of the Estate Areas.

2.4                                 Taking all steps for complying with or making representations against or otherwise contesting the incidence of the provision of any legislation or orders or statutory requirements thereunder concerning town planning compulsory purchase public health highways streets drainage or other matters relating to or alleged to relate to the Estate Areas or any requirement of any public or local authority relating thereto.

2.5                                 Providing premises in connection with the management security and maintenance of the Estate Areas including workshop and office living accommodation for staff employed for purposes connected with the Estate Areas (including the cost of office and cleaning equipment furniture and other like costs and in respect of any such premises within the Building a notional rent in respect of any thereof equivalent to the open market rental value thereof assuming them to be available for use as storage space within the Building).

2.6                                 Providing management security maintenance cleaning and other staff and/or contractors including providing to all persons from time to time employed by the Landlord or its agents for purposes connected with the Estate Areas wages salaries special clothing and uniforms rest rooms pension fund contributions payments in respect of National Health Insurance and other payments required to be made by statute and other benefits.

2.7                                 Providing inspecting maintaining repairing and renewing signs structures for signage signposts location maps and displays in or upon the Estate Areas.

2.8                                 The proper fees of any agents retained by the Landlord to manage the Estate Areas or (at the discretion of the Landlord) ten per centum of the expenses and outgoings incurred by the Landlord in providing the services and facilities and making the payments mentioned in Part III of this Schedule (excluding this paragraph).

2.9                                 The proper fees charges and expenses of any accountants surveyors architects engineers solicitors or any professional advisors employed for the purposes of or in connection with any of the provisions of Part III of this Schedule.

2.10                           Borrowing any necessary sums for or In connection with the provision of the services set out in paragraph 1 of Part III of this Schedule including the interest commission banking charges or other charges thereof.

2.11                           Providing maintaining repairing renewing and insuring machinery and equipment used in connection with the provision of the services set out in Part III (A) of this Schedule and the costs of leasing any such machinery and equipment.

2.12                           Establishing and maintaining financial reserves to meet the future costs (as from time to time established by the Landlord) of performing its obligations referred to in paragraph 1 of Part III of this Schedule.

2.13                           Whenever and as often as the Landlord shall properly think fit enforcing any covenant or condition or exercising any right of entry contained in any lease underlease licence or agreement relating to the Estate Areas or any part thereof.

2.14                           Providing any other services and facilities as the Landlord may reasonably deem to be necessary or desirable (a) in the interest of good estate management or (b) for the benefit of the tenants of the Estate Areas.

The Sixth Schedule before referred to
Guarantee

1                                          The Guarantor covenants with the Landlord as principal debtor that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

1.1                                 The Tenant will pay the rents reserved by and perform its obligations contained in this Lease;

1.2                                 The Guarantor will indemnify the Landlord on demand against all costs losses damages and expenses arising from any default of the Tenant in paying the rents and performing its obligations under this Lease.

2                                          The liability of the Guarantor shall not be affected by:

2.1                                 Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2                                 The Landlord’s refusal to accept rent at a time when it would or might have been entitled to reenter the Demised Premises;

2.3                                 Any variation of the terms of this Lease;

2.4                                 Any change in the constitution structure or powers of the Guarantor the Tenant or the Landlord or the administration liquidation or bankruptcy of the Tenant or Guarantor;

2.5                                 Any act which is beyond the powers of the Tenant;

2.6                                 The surrender of part of the Demised Premises;

2.7                                 The transfer of the reversion expectant on the Term;

2.8                                 Any other act or thing by which (but for this provision) the Guarantor would have been released.

3                                          Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4                                          The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5                                          If this Lease is disclaimed or forfeited and if the Landlord within 6 months of the disclaimer or forfeiture requires in writing the Guarantor will (at the option of the Landlord);

5.1                                 either enter into a new lease of the Demised Premises at the cost of the Guarantor on the terms of this Lease (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Term from and with effect from the date of the disclaimer or forfeiture;

5.2                                 or pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this Lease until the earlier of 6 months after the disclaimer or forfeiture and the date on which the Demised Premises are fully relet.

GIVEN under the COMMON SEAL of
LLOYDS BANK S.F. NOMINEES
LIMITED in the presence of:

Authorized Signatory

Authorized Counter-Signatory

This Guarantee is made the 16th day of August 1996 between The Royal Bank of Scotland plc whose Registered Office is at 36 St. Andrew Square, Edinburgh, EH2 2YB (“the Guarantor”) and Lloyds Bank S.F Nominees Limited (“the Landlord”)

WHEREAS this Guarantee relates to a Lease (“the Lease”) dated 16th August 1996 of premises situate at Wellington House, Worton Grange, Imperial Way, Reading, Berkshire and made between the Landlord (1) and Fourth Shift U.K. Limited (“ the Tenant”) (2)

NOW THEREFORE the Guarantor in consideration of the grant of the Lease hereby undertakes and agrees that it will pay to the Landlord any amount due and payable by the Tenant under the terms of the Lease from time to time (whether rent or otherwise) demanded by the Landlord in accordance with the following terms and conditions:

(1)                                  The Guarantor’s liability hereunder shall be limited to a sum or sums not exceeding in aggregate £279,744 (Two Hundred and Seventy Nine Thousand Seven Hundred and Forty Four Pounds)

(2)                                  Each demand by the Landlord hereunder shall:

(a)                                  be in writing addressed to the Guarantor at its office at 50/54 High Street, Crawley, West Sussex RH10 1YZ and refer to this Guarantee;

(b)                                 state the amount demanded;

(c)                                  incorporate or be accompanied by a statement that the Tenant has defaulted in payment of any sum due and payable under the banns of the Lease;

(d)                                 be signed on behalf of the Landlord by an official whose signature shall have been authenticated by the Landlord’s bankers; and

(e)                                  be routed via the Landlord’s bankers for authentication purposes only,

(3)                                  Any statement pursuant to clause (2)(c) above and the amount demanded pursuant to clause (2)(b) above shall, for the purposes of this Guarantee be conclusive evidence that the Tenant is in default under the Lease and is indebted to the Landlord to the extent of the demand.

(4)                                  Any demand for payment hereunder must comply with all the requirements hereof and must be received by the Guarantor at the address referred to in clause (2)(a).

(5)                                  This Guarantee will expire on 23rd September 2006 (“Expiry”) then the Guarantor’s liability hereunder shall be null and void save for any demands received by the Guarantor before Expiry.

(6)                                  In the event that the Lease shall be lawfully assigned by the Tenant or shall be terminated by agreement or re-entry by the Landlord the liability of the Guarantor hereunder shall thereupon immediately cease except in respect of any claim received by the Guarantor prior to such assignment, termination or re-entry,

(7)                                  This Guarantee shall be freely assignable or transferable in whole but not in part by the Landlord and its successors in title to the owners far the time being of the reversion expectant upon the term granted by the Lease provided that such assignment or transfer shall not be recognised by the Guarantor until notice of such assignment or transfer shall have been given in writing to the Guarantor by all parries thereto.

(8)                                  This Guarantee shall not be prejudiced by any variation in the terms of the Lease or any time or indulgence given by the Landlord to the Tenant or by any change in the constitution, structure or powers of the Guarantor, the Landlord or the Tenant or by any act or thing which but for this provision might serve to exonerate or release the Guarantor as a surety.

(9)                                  This Guarantee shall be governed by and construed in accordance with English Law and the forum for any proceedings shall be the English Courts.

For and on behalf of
The Royal Bank of Scotland plc

a duly authorised Attorney

RW2CRA.FOU